UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2019
BellRing Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39093		83-4096323
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BRBR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    Approval of Senior Management Bonus Program
On November 20, 2019, the Corporate Governance and Compensation Committee (the “Committee”) of the Board of Directors of BellRing Brands, Inc. (the “Company”) approved a Senior Management Bonus Program applicable to certain senior management employees. The amount of an award under the program may be expressed as a percentage of a participant’s base salary, a specific dollar amount or some other measure or terms the Committee may determine for each participant for each fiscal year. Any such award may be payable in cash, shares of the Company’s Class A common stock, in the form of an equity or equity-based award issued under the BellRing Brands, Inc. 2019 Long-Term Incentive Plan (the “Plan”) or a combination of any or all of the above.
The foregoing description of the Senior Management Bonus Program is qualified in its entirety by reference to the full text of the program, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
(e)    Executive Officer Equity Awards
On November 20, 2019, the Committee approved awards of restricted stock units (“RSUs”) to certain executive officers under the Plan. The RSUs awarded are settled in stock. The following table sets forth the RSUs which were awarded to the Company’s named executive officers:

Name	Position	RSUs
Darcy Horn Davenport	President and CEO	53,161
Paul A. Rode	Chief Financial Officer and Treasurer	32,258
Craig L. Rosenthal	SVP, General Counsel and Secretary	19,355
Douglas J. Cornille	SVP, Marketing of PNC	25,806
Robin Singh	SVP, Operations of PNC	10,645
Robert L. Partin	SVP, Sales of PNC	9,677

The awards to Ms. Davenport, Mr. Rode, Mr. Rosenthal, Mr. Cornille and Mr. Singh vest in equal installments on the first, second and third anniversaries of the date of grant, subject to certain acceleration events described in the award agreements. The award to Mr. Partin vests in equal installments on the first and second anniversaries of the date of grant, subject to certain acceleration events described in the award agreement.
In addition, on November 20, 2019, the Committee approved an award of non-qualified stock options to Darcy Horn Davenport under the Plan, with an exercise price of $19.31, the closing price of the Company’s common stock on the date of grant. The stock options vest in equal annual installments on the first, second and third anniversaries of the date of grant, subject to certain acceleration events described in the award agreement.
(e)    Approval of Forms of Award Agreements
Effective November 20, 2019, the Committee approved forms of award agreements, which will be used for grants of stock-settled RSUs, including the RSU awards above, and grants of stock options, including the stock options granted to Ms. Davenport, under the Plan. The Form of Restricted Stock Unit Agreement is attached hereto as Exhibit 10.2 and is incorporated by reference herein. The Form of Non-Qualified Stock Option Agreement is attached hereto as Exhibit 10.3 and is incorporated by reference herein. The Form of Director Restricted Stock Unit Agreement is attached hereto as Exhibit 10.4 and is incorporated by reference herein.
(f)    Determination of Cash Bonus Awards for Fiscal Year 2019
On November 20, 2019, the Committee approved the annual bonus amounts for the fiscal year ended September 30, 2019 for the Company’s named executive officers. The named executive officers’ other compensation for 2019 was previously reported by the Company in the Summary Compensation Table included in the Company’s prospectus, dated October 16, 2019 (the “Prospectus”), filed with the Securities and Exchange Commission (“SEC”) under Rule 424(b) of the Securities Act of 1933, as amended, relating to the Company’s registration statement on Form S-1, (File No. 333-233867), amended from time to time, and the Company’s related registration statement on Form S-1 under SEC Rule 462(b) (File No. 333-234237). As of the date of the Prospectus, bonuses for fiscal year 2019 had not been determined and, therefore, were omitted from the Summary Compensation Table. Pursuant to Item 5.02(f) of Form 8-K, the amounts of the cash bonus awards for fiscal year 2019 and the total compensation for fiscal year 2019 for the named executive officers, recalculated to include the cash bonus awards for fiscal year 2019, are set forth below.

Name	Bonus ($)	Total ($)
Robert V. Vitale	—	—
Darcy Horn Davenport	787,500	3,509,173
Douglas J. Cornille	236,250	1,241,050
Paul A. Rode	247,500	1,389,318

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	BellRing Brands, Inc. Senior Management Bonus Program
10.2	Form of Restricted Stock Unit Agreement
10.3	Form of Non-Qualified Stock Option Agreement
10.4	Form of Director Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 22, 2019	BellRing Brands, Inc.
(Registrant)

	By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel

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